UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 25, 2009

ZST DIGITAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52934	20-8057756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 28, Huzhu Road
Zhongyuan District, Zhengzhou
People’s Republic of China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 371-6771-6850

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2009, ZST Digital Networks, Inc. (the “Company”), through one of its wholly-owned subsidiaries, Zhengzhou Shenyang Technology Co., Ltd., entered into a GPS Device Supply and Terminal Service Agreement (the “Agreement”) with Xing Yang Security Service Co., Ltd. (“Xing Yang”), a provider of personal, logistics, and technology safety services.

Pursuant to the Agreement, the Company will provide GPS hardware installation and monthly call center services to Xing Yang.  Specifically, the Company will supply and install GPS tracking units in Xing Yang’s armored trucks and Xing Yang’s trucks will have access to the Company’s call center, which provides direction, information and emergency support for subscribers.  Pursuant to the Agreement, Xing Yang will pay the Company 4,000,000 RMB upon entering into the Agreement and an additional annual service fee up to approximately 500,000 RMB each year.

A copy of the Agreement is attached hereto as Exhibit 10.1 and the information therein is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 10, 2009, the Company issued a press release announcing the Agreement discussed in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	GPS Device Supply and Terminal Service Agreement dated October 25, 2009.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST DIGITAL NETWORKS, INC.
Date: November 10, 2009
	By:	/s/ John Chen
	Name:	John Chen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	GPS Device Supply and Terminal Service Agreement dated October 25, 2009.
99.1	Press Release.